Airgas, Inc. 259 N. Radnor-Chester Road Suite 100 Radnor, PA 19087-5283
News Release	www.airgas.com
Exhibit 99.1

Investor Contact:	Media Contact:
Jay Worley (610) 902-6206	James Ely (610) 902-6010
jay.worley@airgas.com	jim.ely@airgas.com
For release:   Immediately
Airgas Reports Third Quarter EPS of $0.40; $0.50 before $0.10 Debt Extinguishment Charge
RADNOR, PA — January 30, 2007 — Airgas, Inc., (NYSE: ARG), the largest U.S. distributor of industrial, medical, and specialty gases, welding, safety, and related products, today reported strong growth in sales, operating income, and earnings for its third quarter ended December 31, 2006.
Quarterly net earnings and income from continuing operations were $32.5 million, or $0.40 per diluted share, including a charge of $7.9 million after-tax, or $0.10 per diluted share, on the early extinguishment of debt and $2.5 million of after-tax expense, or $0.03 per diluted share, related to stock-based compensation.
The debt charge was a result of the Company’s October 27, 2006 redemption of its 9.125% senior subordinated notes, which reduced interest expense by approximately $500 thousand per month. The stock-based compensation expense is related to the Company’s adoption, on a prospective basis, in April, 2006 of SFAS 123R, Share-Based Payment. In the prior year, income from continuing operations was $32.7 million, or $0.41 per diluted share. Had the Company applied SFAS 123 to the prior year quarter, the Company would have recognized $2.7 million ($1.7 million after tax), or $0.02 per diluted share, related to stock-based compensation. In the current quarter, income from continuing operations, excluding the debt charge, was $40.3 million, or $0.50 per diluted share, an increase of 30% over prior year income adjusted for the impact of stock-based compensation.*
Third quarter sales grew to $787 million, up 12% over the prior year. Acquisitions accounted for 5% of the growth, and total same-store sales increased 7% over robust growth levels in the prior year, driven equally by both hardgoods, and gas and rent.
“We had a great quarter,” said Airgas Chairman and Chief Executive Officer Peter McCausland. “Trends in non-residential construction, industrial production, and energy markets continued to support core revenue growth, and our strategic product platforms were strong.”

“Bulk gas sales grew about 17% during the quarter, which aligns well with our pending acquisition of the Linde U.S. bulk gas business,” said McCausland. “We expect to close the Linde transaction in the fourth quarter, which will make Fiscal ‘07 the largest acquisition year in our history, and our pipeline is still strong.”
For the nine months ended December 31, 2006, sales were $2.4 billion, up 13% from the prior year period. Year-to-date same-store sales growth was 9%, driven equally by both hardgoods, and gas and rent. Operating income for the nine months was $248 million, an increase of 27% from the prior year period. The current period includes stock-based compensation expense of $9.9 million. The prior year period includes losses related to hurricanes Katrina and Rita of $2.5 million. Adjusting the prior year for the impact of stock-based compensation and hurricane losses, operating income for the nine months increased 32%.*
McCausland continued, “Operating margin in the quarter expanded by 100 basis points over last year, to 10.8%, and Return on Capital was 13%, an increase of 190 basis points.* We were pleased to deliver strong improvement in returns while we continue to invest in our future.”
“Given our current momentum and prevailing business conditions, we are increasing our guidance for the fourth quarter, and now expect earnings from continuing operations of $0.51 to $0.53 per diluted share. We had previously communicated a range of $0.49 to $0.52 per diluted share for the fourth quarter.”
The Company will conduct an earnings teleconference at 11:00 a.m. Eastern Time on Wednesday, January 31. The teleconference will be available by calling (800) 819-9193. The presentation materials (this press release, slides to be presented during the Company’s teleconference, and information about how to access a live and on-demand webcast of the teleconference) are available in the “Investor Information” section under the “Company Information” heading on the Company’s Internet site at www.airgas.com. A webcast of the teleconference will be available live and on demand through February 28 at http://www.shareholder.com/arg/medialist.cfm. A replay of the teleconference will be available through February 8. To listen, call (888) 203-1112 and enter passcode 2824303.
* See attached reconciliations of non-GAAP financial measures associated with Adjusted Income from Continuing Operations, Adjusted Operating Income, and Return on Capital calculations.
About Airgas, Inc.
Airgas, Inc. (NYSE: ARG), through its subsidiaries, is the largest U.S. distributor of industrial, medical, and specialty gases, and hardgoods, such as welding equipment and supplies. Airgas is also the third-largest U.S. distributor of safety products, the largest U.S. producer of nitrous oxide and dry ice, the largest liquid carbon dioxide producer in the Southeast, and a leading distributor of process chemicals, refrigerants, and ammonia products. More than 11,000 employees work in about 900 locations including branches, retail stores, gas fill plants, specialty gas labs, production facilities and distribution centers. Airgas also distributes its products and services through eBusiness, catalog and telesales channels. Its national scale and strong local presence offer a competitive edge to its diversified customer base. For more information, please visit www.airgas.com.
# # #
Forward-Looking Statements
This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These statements include, but are not limited to, statements regarding: closing the Linde transaction in the fourth quarter; Fiscal 2007 being the largest acquisition year in our history; our acquisition pipeline remaining strong; our continued investment in our future; and our earnings from continuing operations guidance for the fourth quarter of $0.51 to $0.53 per diluted share. We intend that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by us or any other person that the results expressed therein will be achieved. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include: customer acceptance of price increases; supply cost pressures; increased industry competition; our ability to successfully consummate and integrate acquisitions, including the Linde transaction; a disruption to our business from integration problems associated with acquisitions; an economic downturn; adverse changes in customer buying patterns; significant fluctuations in interest rates; increases in energy costs and other operating expenses; the effect of hurricanes and other catastrophic events; political and economic uncertainties associated with current world events; and other factors described in the Company’s reports, including Form 10-K dated March 31, 2006 and Forms 10-Q dated June 30, 2006, and September 30, 2006, filed by the Company with the Securities and Exchange Commission.
Consolidated statements of earnings, consolidated condensed balance sheets, consolidated statements of cash flows, and reconciliations of non-GAAP financial measures follow.

AIRGAS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2006	2005	2006	2005

Net sales	$787,407	$702,407	$2,351,190	$2,082,714

Costs and expenses:
Cost of products sold (excl. deprec.)	378,152	345,343	1,147,748	1,028,063
Selling, distribution and administrative expenses	286,102	255,515	846,003	765,173
Depreciation	34,909	31,220	102,223	90,515
Amortization	2,914	1,340	6,717	3,947

Total costs and expenses	702,077	633,418	2,102,691	1,887,698

Operating income	85,330	68,989	248,499	195,016

Interest expense, net	(14,743)	(13,335)	(43,073)	(40,531)
Discount on securitization of trade receivables	(3,611)	(2,571)	(10,493)	(6,665)
Loss on debt extinguishment	(12,099)	—	(12,099)	—
Other income, net	595	122	1,359	1,614

Earnings before income taxes and minority interest	55,472	53,205	184,193	149,434

Income taxes	(22,278)	(19,792)	(71,378)	(55,972)
Minority interest in earnings of consolidated affiliate	(711)	(711)	(2,134)	(1,945)

Income from continuing operations	32,483	32,702	110,681	91,517
Loss from discontinued operations, net of tax	—	(1,877)	—	(1,424)

Net earnings	$32,483	$30,825	$110,681	$90,093

NET EARNINGS PER COMMON SHARE
BASIC
Earnings from continuing operations	$0.42	$0.42	$1.42	$1.19
Loss from discontinued operations	—	(0.02)	—	(0.01)

Net earnings per share	$0.42	$0.40	$1.42	$1.18

DILUTED
Earnings from continuing operations	$0.40	$0.41	$1.37	$1.16
Loss from discontinued operations	—	(0.02)	—	(0.02)

Net earnings per share	$0.40	$0.39	$1.37	$1.14

Weighted average shares outstanding:
Basic	78,138	77,037	77,836	76,646
Diluted	83,063	81,575	82,734	80,995

See attached notes.

AIRGAS, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(Amounts in thousands)

	(Unaudited)
	December 31,	March 31,
	2006	2006
ASSETS
Cash	$29,883	$34,985
Trade accounts receivable, net	158,824	132,245
Inventories, net	254,378	229,523
Deferred income tax asset, net	23,640	30,141
Prepaid expenses and other current assets	43,527	31,622

TOTAL CURRENT ASSETS	510,252	458,516

Plant and equipment, net	1,539,866	1,398,757
Goodwill	633,056	566,074
Other intangible assets, net	42,823	26,248
Other non-current assets	27,918	24,817

TOTAL ASSETS	$2,753,915	$2,474,412

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable, trade	$134,260	$143,752
Accrued expenses and other current liabilities	206,349	200,001
Current portion of long-term debt	34,988	131,901

TOTAL CURRENT LIABILITIES	375,597	475,654

Long-term debt, excluding current portion	854,795	635,726
Deferred income tax liability, net	350,444	327,818
Other non-current liabilities	37,080	30,864
Minority interest in affiliate	57,191	57,191

Stockholders’ equity	1,078,808	947,159

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,753,915	$2,474,412

See attached notes.

AIRGAS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Nine Months Ended	Nine Months Ended
	December 31, 2006	December 31, 2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$110,681	$90,093
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	102,223	90,515
Amortization	6,717	3,947
Deferred income taxes	33,750	33,300
Loss on divestiture	—	1,900
Gain on sales of plant and equipment	(298)	(806)
Minority interest in earnings	2,134	1,945
Stock-based compensation expense	9,932	—
Stock issued for employee stock purchase plan	8,824	7,775
Loss on debt extinguishment	12,099	—
Changes in assets and liabilities, excluding effects of business acquisitions and divestiture:
Securitization of trade receivables	(3,200)	33,600
Trade receivables, net	(6,649)	(10,280)
Inventories, net	(13,735)	(19,338)
Prepaid expenses and other current assets	(11,938)	7,929
Accounts payable, trade	(26,945)	(30,925)
Accrued expenses and other current liabilities	(19,417)	13,971
Other long-term assets	(1,432)	6,494
Other long-term liabilities	(1,092)	(3,211)

Net cash provided by operating activities	201,654	226,909

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(181,792)	(153,750)
Proceeds from sales of plant and equipment	5,273	4,362
Proceeds from divestiture	—	14,562
Business acquisitions and holdback settlements	(156,545)	(99,272)
Other, net	6	315

Net cash used in investing activities	(333,058)	(233,783)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	951,442	382,730
Repayment of debt	(827,867)	(407,652)
Purchase of treasury stock	—	(5,567)
Financing costs	(5,103)	—
Premium paid on call of senior subordinated notes	(10,267)	—
Minority interest in earnings	(2,134)	(1,945)
Minority stockholder note prepayment	—	21,000
Proceeds from exercise of stock options	12,163	13,622
Tax benefit realized from the exercise of stock options	7,053	—
Dividends paid to stockholders	(16,379)	(13,820)
Cash overdraft	17,394	27,868

Net cash provided by financing activities	126,302	16,236

Change in cash	$(5,102)	$9,362
Cash – Beginning of period	34,985	32,640

Cash – End of period	$29,883	$42,002

See attached notes.

Notes:
(a)	The Company divested its subsidiary, Rutland Tool & Supply Co. (“Rutland Tool”), in December 2005. The results of Rutland Tool for the three and nine month periods ended December 31, 2005 have been classified in the Consolidated Statement of Earnings as “discontinued operations.”
(b)	Effective April 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123R, Share-Based Payment, (“SFAS 123R”) using the modified prospective method. The new standard requires the Company to estimate the value of stock options, including options to purchase shares under its Employee Stock Purchase Plan, issued to employees and recognize the estimated cost in earnings over the period in which the options vest. Prior to the adoption of SFAS 123R, the Company used the intrinsic value method outlined in Accounting Principles Board Opinion No. 25 to account for stock-based compensation. For the three months ended December 31, 2006, the Company recognized stock-based compensation expense of $3.4 million. For the nine months ended December 31, 2006, the Company recognized stock-based compensation expense of $9.9 million. Since the Company adopted SFAS 123R prospectively, no stock-based compensation expense was reflected in earnings prior to April 1, 2006.
(c)	On October 27, 2006, the Company redeemed its $225 million 9.125% senior subordinated notes (the “Notes”) in full at a premium of 104.563% of the principal amount with proceeds from the Company’s revolving credit line. In conjunction with the redemption of the Notes, the Company recognized a charge on the early extinguishment of debt of $12 million ($7.9 million after tax, or approximately $0.10 per diluted share) in October 2006. The charge included the redemption premium and the write-off of unamortized debt issuance costs. Under existing covenant restrictions, liquidity was not significantly affected by the redemption of the Notes.
(d)	Selling, distribution and administrative expenses in the nine months ended December 31, 2005 include an estimated loss related to hurricanes Katrina and Rita of $2.5 million,($1.6 million after tax), or $0.02 per diluted share.
(e)	The Company participates in a securitization agreement with two commercial banks to sell up to $270 million of qualified trade receivables. Net proceeds from the securitization were used to reduce borrowings under the Company’s revolving credit facilities. The amount of outstanding receivables sold under the agreement was $241.0 million and $244.2 million at December 31, 2006 and March 31, 2006, respectively.
(f)	The tables below present the computation of basic and diluted earnings per share:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
(In thousands, except per share amounts)	2006	2005	2006	2005

Basic Earnings per Share Computation

Numerator
Income from continuing operations	$32,483	$32,702	$110,681	$91,517
Loss from discontinued operations	—	(1,877)	—	(1,424)

Net earnings	$32,483	$30,825	$110,681	$90,093

Denominator
Basic shares outstanding	78,138	77,037	77,836	76,646

Basic earnings per share from continuing operations	$0.42	$0.42	$1.42	$1.19
Basic loss per share from discontinued operations	—	(0.02)	—	(0.01)

Basic net earnings per share	$0.42	$0.40	$1.42	$1.18

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
(In thousands, except per share amounts)	2006	2005	2006	2005

Diluted Earnings per Share Computation

Numerator
Income from continuing operations	$32,483	$32,702	$110,681	$91,517
Plus: Preferred stock dividends (1)(2)	711	711	2,134	2,134
Plus: Income taxes on earnings of National Welders (3)	252	184	729	509

Income from continuing operations assuming the preferred stock conversion	33,446	33,597	113,544	94,160
Loss from discontinued operations	—	(1,877)	—	(1,424)

Net earnings assuming preferred stock conversion	$33,446	$31,720	$113,544	$92,736

Denominator
Basic shares outstanding	78,138	77,037	77,836	76,646

Incremental shares from assumed conversions:
Stock options and options under the Employee Stock Purchase Plan	2,598	2,211	2,571	2,022
Preferred stock of National Welders (1)	2,327	2,327	2,327	2,327

Diluted shares outstanding	83,063	81,575	82,734	80,995

Diluted earnings per share from continuing operations	$0.40	$0.41	$1.37	$1.16
Diluted loss per share from discontinued operations	—	(0.02)	—	(0.02)

Diluted net earnings per share	$0.40	$0.39	$1.37	$1.14

(1)	Pursuant to a joint venture agreement between the Company and the holders of the preferred stock of National Welders, until June 2009, the preferred stockholders have the option to exchange their 3.2 million preferred shares of National Welders either for cash at a price of $17.78 per share or to tender them to the joint venture in exchange for approximately 2.3 million shares of Airgas common stock. If Airgas common stock has a market value of $24.45 per share, the stock and cash redemption options are equivalent. Since the average market price of Airgas common stock for each of the periods presented above was in excess of $24.45 per share, conversion of the preferred stock was assumed.
(2)	If the preferred stockholders of National Welders convert their preferred stock to Airgas common stock, the 5% preferred stock dividend, recognized as “Minority interest in earnings of consolidated affiliate,” would no longer be paid to the preferred stockholders, resulting in additional net earnings for Airgas.
(3)	The earnings of National Welders for tax purposes are treated as a deemed dividend to Airgas, net of an 80% dividend exclusion. Upon the assumed conversion of National Welders preferred stock to Airgas common stock, National Welders would become a wholly owned subsidiary of Airgas. As a wholly owned subsidiary, the net earnings of National Welders would not be subject to additional tax at the Airgas level.

     (G) Business segment information for the Company’s Distribution and All Other Operations segments is shown below:

		(Unaudited)				(Unaudited)
		Three Months Ended				Three Months Ended
		December 31, 2006				December 31, 2005
		All				All
		Other				Other
(In thousands)	Dist.	Ops.	Elim.	Combined	Dist.	Ops.	Elim.	Combined

Gas and rent	$351,431	$113,554	$(14,194)	$450,791	$311,620	$105,132	$(13,367)	$403,385
Hardgoods	314,371	23,499	(1,254)	336,616	280,809	19,731	(1,518)	299,022

Total net sales	665,802	137,053	(15,448)	787,407	592,429	124,863	(14,885)	702,407

Cost of products sold, excluding deprec. expense	329,951	63,649	(15,448)	378,152	300,545	59,683	(14,885)	345,343
Selling, distribution and administrative expenses	238,728	47,374	—	286,102	213,855	41,660	—	255,515
Depreciation expense	28,198	6,711	—	34,909	24,010	7,210	—	31,220
Amortization expense	2,286	628	—	2,914	950	390	—	1,340

Operating income	66,639	18,691	—	85,330	53,069	15,920	—	68,989

		(Unaudited)				(Unaudited)
		Nine Months Ended				Nine Months Ended
		December 31, 2006				December 31, 2005
		All				All
		Other				Other
(In thousands)	Dist.	Ops.	Elim.	Combined	Dist.	Ops.	Elim.	Combined

Gas and rent	$1,026,411	$355,323	$(42,185)	$1,339,549	$911,914	$311,333	$(39,964)	$1,183,283
Hardgoods	945,971	69,586	(3,916)	1,011,641	846,731	57,106	(4,406)	899,431

Total net sales	1,972,382	424,909	(46,101)	2,351,190	1,758,645	368,439	(44,370)	2,082,714

Cost of products sold, excluding deprec. expense	991,304	202,545	(46,101)	1,147,748	894,674	177,759	(44,370)	1,028,063
Selling, distribution and administrative expenses	704,227	141,776	—	846,003	642,473	122,700	—	765,173
Depreciation expense	80,744	21,479	—	102,223	70,338	20,177	—	90,515
Amortization expense	5,164	1,553	—	6,717	3,261	686	—	3,947

Operating income	190,943	57,556	—	248,499	147,899	47,117	—	195,016

Reconciliation of Non-GAAP Financial Measures (Unaudited)
     Adjusted Income from Continuing Operations:
     Reconciliation and computation of adjusted income from continuing operations:

	Three Months Ended		Three Months Ended
	December 31, 2006		December 31, 2005
(In thousands, except per share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS

Income from continuing operations	$32,483	$0.40	$32,702	$0.41
Plus charge for early extinguishment of debt, net of tax	7,865	$0.10	—	—
Less pro-forma stock-based compensation, net of tax	—	—	(1,656)	($0.02)

Adjusted income from continuing operations	$40,348	$0.50	$31,046	$0.39

% Change	30%
The Company believes this adjusted income from continuing operations computation provides meaningful insight into earnings growth by adjusting for material unusual items and the prospective implementation of SFAS 123R.
     Adjusted Operating Income:
     Reconciliation and computation of adjusted operating income:

	Nine Months	Nine Months
(In thousands)	Ended Dec 31, 2006	Ended Dec 31, 2005

Operating Income	$248,499	$195,016
Plus losses related to hurricanes	—	2,500
Less pro-forma stock-based compensation	—	(9,816)

Adjusted operating income	$248,499	$187,700

% Change	32%
The Company believes this adjusted operating income computation provides meaningful insight into earnings growth by adjusting for material unusual items and the prospective implementation of SFAS 123R.
     Return on Capital:
     Reconciliation and computation of return on capital:

(In thousands)	December 31, 2006	December 31, 2005

Operating Income — Trailing Four Quarters	$322,240	$247,467

Five Quarter Average of Total Assets	$2,566,643	$2,329,921
Five Quarter Average of Securitized Trade Receivables	238,060	206,020
Five Quarter Average of Current Liabilities (exclusive of debt)	(331,844)	(309,378)

Five Quarter Average Capital Employed	$2,472,859	$2,226,563

Return on Capital	13.0%	11.1%

The Company believes this return on capital computation helps investors assess how effectively the Company uses the capital invested in its operations.